U. S. SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             FORM S-8
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933


                         2dobiz.com, Inc.
      ------------------------------------------------------
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             NEVADA                          77-0448262
(STATE OR OTHER JURISDICTION OF            (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)         IDENTIFICATION NO.)

 122-1020 Mainland Street, Vancouver, BC          V6B 2T4
                 Canada
-----------------------------------------        ----------
                --------
(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (604) 602-2378
                                                 --------------


                       CONSULTING AGREEMENTS
                    BETWEEN THE REGISTRANT AND
   ROBERT WALKER, TAMMY MICHAELS, GARRY KOVACS, HUGH AUSTIN AND
                     GLEN E. GREENFELDER, JR.
                     (Full title of the plans)

                            David Roth
                     122-1020 Mainland Street
            Vancouver, British Columbia, Canada V6B 2T4
              ---------------------------------------
              (Name and address of agent for service)

                          (604) 602-2374
   -------------------------------------------------------------
   (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                   COPIES OF COMMUNICATIONS TO:
                       Thomas C. Cook, Esq.
                Thomas C. Cook and Associates, Ltd.
                4955 South Durango Drive, Suite 214
                     Las Vegas, Nevada  89113
                          (702) 524-9151

==================================================================

                                 1



                  CALCULATION OF REGISTRATION FEE

                                        Proposed    Proposed
                                        maximum     maximum
                                        offering    aggregate   Amount of
Title of securities   Amount to be      price       offering   registration
to be registered      registered        per unit*    price         fee
---------------------------------------------------------------------------
Common Stock, par     1,565,000 Shares    $1.12    $1,752,800    $ 438.20
value, $.001 per
share
---------------------------------------------------------------------------

*Estimated solely for purposes of calculating the registration fee. Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the bid and asked price of Common Stock of 2dobiz.com, Inc. as reported on the NASD over-the-counter bulletin board on May 31, 2001.

                              PART I
       Information Required in the Section 10(a) Prospectus

Item 1.  Plan Information

The Company is offering shares of its common stock to various individuals for consulting services on the Company's behalf. This issuance of shares is being made pursuant to consulting agreements between the Company and the individuals. The Company has equated this number of shares to the value of the consulting services provided or to be provided by these individuals. The shares issued hereunder will not be subject to any resale restrictions. The following individuals will receive the number of shares listed next to their names:

        Robert Walker            300,000
        Tammy Michaels           175,000
        Garry Kovacs              75,000
        Hugh Austin            1,000,000
        Glen Greenfelder, Jr.     15,000
        Jr.

                              PART II

        Information Required in the Registration Statement

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and Exchange
Commission
(the "Commission") by 2dobiz.com, Inc., a Nevada corporation (the
"Company"), are incorporated herein by reference:

          (a) The registrant's Articles of Incorporation filed on October 28,
              1996;

          (b) The registrant's By-Laws filed on October 28, 1996;

          (c) All other reports of the Company filed pursuant to
              Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 1999; and

/2/

          (d) All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act during the effectiveness of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The shares registered herein are being issued to the consultants for services provided to the Registrant. Neither the Registrant's Accountants nor any other experts named in the registration statement has any equity or other interest in the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

THE ARTICLES OF INCORPORATION OF THE COMPANY PROVIDE FOR INDEMNIFICATION OF EMPLOYEES AND OFFICERS IN CERTAIN CASES. INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURTIES AND EXCHANGE COMMISSION SUCH NDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

In addition, Section 78.751 of the Nevada General Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against

/3/

expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting o directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d)
If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of

/4/

the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

            4.11 - Consulting Agreement between
                   2dobiz.com, Inc. and Robert Walker
            4.12 - Consulting Agreement between
                   2dobiz.com, Inc. and Tammy Michaels
            4.13 - Consulting Agreement between
                   2dobiz.com, Inc. and Garry Kovacs
            4.14 - Consulting Agreement between
                   2dobiz.com, Inc. and Hugh Austin
            4.15 - Consulting Agreement between
                   2dobiz.com, Inc. and Glen Greenfelder, Jr.
            5.3  - Opinion of Thomas C. Cook and Associates, Ltd.
           23.3 - Consent of Thomas C. Cook and Associates, Ltd. (included in Exhibit 5.3).
           23.4  - Consent of Meeks & Company, P.A.
           24.3  - Power of Attorney (included in signature page).

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

/5/

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, the Province of British Columbia, Canada, on this 31st day of May, 2001.


                            2dobiz.com, Inc.


                            By:/s/ David Roth
                            ----------------------------
                            David Roth, President



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                                             May 31, 2001

/s/ David Roth
-----------------------------
David Roth
President, CEO and Director


/6/


Exhibit 4.11

                MARKETING AND CONSULTING AGREEMENT

  This Marketing and Consulting Agreement ("Agreement"), dated this 30th day of May, 2001, is executed by and between 2dobiz.com, Inc. a Nevada corporation with offices located at 122-1020 Mainland Street, Vancouver, BC V6B-2T4 (the "Company"), and M. Robert Walker, with offices located 3 North Equestrian Drive, Dauppauge, NY 11778 (the "Consultant").

  WHEREAS, the Company is engaged in providing a variety of internet services to individuals and businesses in areas known as B2B and B2C transactions as well as assisting businesses in selecting the proper computer systems and internet infrastructure to service their needs;

  WHEREAS, the Consultant is knowledgeable in the area of computer and internet services and their application to the business community and has had substantial experience in the advertising, marketing and promotion of products and services similar to those presently being offered by the Company;

  WHEREAS, the Company desires to retain the exclusive services of the Consultant to assist in the marketing of its products and services as well as advising as to new potential markets;

  NOW THEREFORE, in consideration of the promises and mutual covenants set forth in this Agreement, the parties hereby agree as follows:

  1.  Scope of Services.  The Company hereby retains the
Consultant to assist in the marketing, promotion and sale of its products and services, specifically in the B2B and B2C areas and to seek to develop new niche markets for the Company's services.

  2. Term. This Agreement shall become effective as of the date set forth on the signature page of this Agreement and shall continue for a period of one (1) year (the "Term"). Notwithstanding the foregoing, the Company or the Consultant have the right to terminate this Agreement for cause upon 30 days' written notice, which written notice shall be effective upon mailing by first class mail, FedEx or other such delivery services at the respective addresses provided by the parties in this Agreement. "Cause" shall be deemed any violation of any federal or state law or any rule or regulation of any regulatory agency, any neglect, or omission detrimental to the conduct of the Company or the business of the Consultant, material breach of this Agreement or any unauthorized disclosure of any confidential information of the Company.

  3. Compensation, Issuance of Stock. In consideration for the services to be performed by the Consultant pursuant to the terms of this Agreement, the Company will issue to Consultant, immediately upon the execution of this Agreement, a total of 300,000 of its authorized but unissued common shares and cause the immediate delivery of the stock certificate(s) to the Consultant.

  4. Registration Provisions. The Company agrees to register the Consultant's shares for resale under the Securities Act of 1933, as amended, pursuant to a registration statement filed with the Securities and Exchange Commission on Form S-8 (or, if Form S-8 is not then available, such other form of registration statement then available). Any and all costs of filing such registration statement shall be borne by the Company.

/7/

  5. Confidentiality. The Consultant agrees that all information concerning the Company which he obtains as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by the Consultant except for the direct benefit of the Company and such confidential information shall not be disclosed by the Consultant to any third party without the prior written approval of the Company, provided, however, that the Consultant shall not be obligated to treat as confidential any information that (a) was publicly known at the time of disclosure to the Consultant, (b) becomes publicly known or available thereafter other than by means in violation of this Agreement or any other duty owed to the Company by the Consultant, or (c) is lawfully disclosed to the Consultant by a third party.

  6. Independent Contractor. The Consultant and the Company hereby acknowledge that the Consultant is an independent contractor. The Consultant agrees not to hold himself out as, nor take any action from which third parties might reasonably infer that the Consultant is an employee, partner or agent of, or a joint venturer with the Company. In addition, the Consultant shall take no action which, to the knowledge of the Consultant, binds, or purports to bind, the Company to any contract or agreement.

  7.  Miscellaneous.

     a. Hiring Agreement. This Agreement contains the entire agreement between the parties and may not be waived, amended, modified or supplemented except by agreement in writing signed by the party against whom the enforcement of any waiver, amendment, modification or supplement is sought. Waiver of or failure to exercise any right provided by this Agreement shall not be deemed a waiver of any further or future rights.

     b. Governing Law. This Agreement shall be construed under the laws of the State of New York and the parties agree that the exclusive jurisdiction for any litigation or arbitration arising under this Agreement shall be in New York, NY.

     c. Successors and Assigns. This Agreement shall be binding upon the parties, their successors and assigns, provided, however, that the Consultant shall not permit any other person or entity to assume the obligations hereunder without the prior written approval of the Company.

     d. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were excluded and shall be enforceable in accordance with its terms.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

Date: 5/30/01
                                Consultant
                                     By: /s/M. Robert Walker
                                        --------------------
                                        Name: M. Robert Walker

                                2dobiz.com
                                        By: /s/David F. Roth
                                        --------------------
                                        Name: David F. Roth
                                        Title: President

/8/


Exhibit 4.12

                   CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (this "Agreement"), dated as of January 1, 2001, between 2dobiz.com, a Nevada corporation (the
"Company"), and Tammy Michaels ("Consultant"), an individual.

Services:
1. Subject to the terms and conditions of this Agreement, the Company hereby engages the Consultant, and Consultant here by accepts the engagement, to provide advice, analysis and recommendations (the "Services") to the Company with respect to the following:

     1.   Short- and long-term strategic marketing
     2.   National and international data research
     3.   Identification of industry trends
     4.   Analysis of B-to-B, Trade Show and other markets as required
     5.   Quarterly reports to Senior Management

The Contractor shall devote to the performance of the Service such time and effort as the Consultant deems necessary. This engagement is not exclusive; the Company may engage other consultants to perform any or more Services and the Consultant may provide any Service to other claims.

2. Compensation and Expenses - For the Services provided by the Consultant, the Company shall compensate the Consultant by delivering to the Consultant, not later than April 15, 2001, one hundred seventy five thousand shares of the common stock of the Company that is freely tradable (as hereinafter defined) and $5,000 per quarter for a total of $20,000. "Freely Tradable" means shares that may be sold at any time by the Consultant free of any contractual or other restriction on transfer and which have been appropriately listed or registered for such sale on all securities markets on any shares of the Common Stock are currently so listed or registered.

3.   Term - 1 year, commencing January 1, 2001

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Company and Consultant as of the date first written above.

                         2dobiz.com
                         By: /s/ David Roth
                            ------------------------
                            David F. Roth, President

                         Consultant
                         By: /s/ Tammy Michaels
                            ------------------------
                            Tammy Michaels


/9/





Exhibit 4.13

                   CONSULTING SERVICES AGREEMENT

     This Consulting Services Agreement (the "Agreement") is made as of January 2, 2001, by and between GARY KOVACS, an individual with offices at 603 Hunters Way Court, Houston, Texas ("Kovacs") and 2DOBIZ.COM, a Nevada corporation.

     Kovacs has expertise and experience in employment contracts, corporate and employee benefits, and executive compensation, and 2DOBZ.COM is engaged in the operation of a web-based company in Vancouver, British Columbia V6B2T4. 2DOBZ.COM, Inc. desires to obtain the benefit of Kovacs' knowledge, expertise and experience in connection with establishing appropriate programs for 2DOBIZ.COM, Inc. Kovacs is willing to render certain consulting and management services to 2DOBIZ.COM, Inc. on the terms, and subject to the conditions, set forth in this Agreement.

     In consideration of the premises and the mutual agreements set forth in this Agreement, the parties agree as follows:

     1.   CONSULTING SERVICES.  During the term of this Agreement,
        Kovacs shall consult with and advice 2DOBIZ.COM in connection with any and all matters relating to 2DOBIZ.COM, Inc, as 2DOBIZ.COM may reasonably request. Without limiting the scope of the foregoing, Kovacs' services shall include:

     (a) meeting with officers of 2DOBIZ.COM at times mutually convenient for such officers and Kovacs;

     (b) responsible for benefits analysis, recommendations, and implementation for 2DOBIZ and affiliate companies, both on an executive and employee level.

     (c) advising officers of 2DOBIZ.COM, Inc regarding, and assisting in the resolution of any problems that arise in the areas of corporate and employee benefits, retirement plans, executive compensation, and employment contracts;

Kovacs shall report to 2DOBIZ's president, but may receive assignments from such other officers and agents of 2DOBIZ's as 2DOBIZ's president shall designate.

     2DOBIZ acknowledges that Kovacs may currently be providing services to other entities similar to the services being provided pursuant to this Agreement and may, as a part of this normal business, perform services and functions similar to such services for other parties in the future, and that Kovacs may utilize such facilities, equipment and personnel to perform such services and functions for such other parties as he uses to perform such services for 2DOBIZ. Kovacs' performance of the services described in this Agreement is not intended to be a full time endeavor.

     2.   SUPPORT.   During the term of this Agreement, 2DOBIZ.COM
        shall make available to Kovacs, in connection with his performance of consulting services under this Agreement, reasonable access to 2DOBIZ.COM's business records and other management staff.


/10/

     3. CONSULTING FEE; EXPENSES. Kovacs' fee for the consulting services rendered pursuant to this Agreement shall be 75,000 shares of free trading stock in 2DOBIZ.COM Inc. These shares shall be deliverable within 90 days of date of execution.

        All reasonable travel expenses incurred by Kovacs during the term of this Agreement in connection with his performance of consulting services under this Agreement (including, without limitation, transportation, lodging and meals, shall be paid by 2DOBIZ promptly upon Kovacs' presentation of documentation of such expenses, pre-approved, to 2DOBIZ.

        As an independent contractor, Kovacs shall not participate in, nor be eligible under, any of 2DOBIZ.COM Inc's employee benefit plans.

     4. RELATIONSHIP OF PARTIES. Kovacs is and shall be deemed to be an independent contractor (and not an employee of 2DOBIZ) with respect to the services rendered by him under this Agreement. 2DOBIZ shall not, and shall not have the right to, supervise or control the manner in which Kovacs performs his duties under this Agreement nor will it require his compliance with detailed orders or instructions. No formal schedule of duties is contemplated by this Agreement and Kovacs will have no established office hours. Kovacs may determine the reasonable time and place of the performance of his services; provided, Kovacs will be expected to meet with 2DOBIZ management at mutually convenient scheduled times on an as needed basis by mutual agreement of the parties. No agency relationship is created by this Agreement, and neither party shall have the right by reason of this Agreement to act for or bind the other party in any manner, except as expressly provided for in his Agreement.

     5. CONFIDENTIALITY. Kovacs acknowledges and agrees that (a) the protection of Confidential Customer or Supplier Information is essential to the integrity of 2DOBIZ's business relationships with its customers and suppliers; and (b) Kovacs' disclosure or improper and unauthorized use of Confidential Information, or Confidential Customer or Supplier Information, would harm 2DOBIZ and its relationships with its customers, suppliers and others. Accordingly, as a further inducement to 2DOBIZ to enter into, and perform its obligations under, this Agreement, Kovacs shall maintain the confidentiality of Confidential Information and Confidential Customer or Supplier Information and shall not, without 2DOBIZ's prior written consent, directly or indirectly use, disclose or disseminate to any other person or entity, or otherwise employ, for personal benefit or otherwise, any Confidential Information or Confidential Customer or Supplier Information.

INWITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                        By  /s/ Gary Kovacs
                                           -----------------
                                           A Gary Kovacs

                                           2DOBIZ.COM, INC.
                                           A Nevada Corporation

                                        By  /s/ David Roth
                                           --------------------
                                           David Roth, President

/11/


Exhibit 4.14

                   CONSULTING SERVICES AGREEMENT

  THIS CONSULTING SERVICES AGREEMENT (this "Agreement"), dated as of November 8, 2000, 2dobiz.com, a Nevada corporation (the
"Company"), and Hugh Austin ("Consultant"), an individual.

Services

     1. Subject to the terms and conditions of this Agreement, the Company hereby engages the Consultant, and Consultant hereby accepts the engagement, to provide advice, analysis and recommendations (the "Services") to the Company with respect to the following:

     1. Short- and long-term strategic planning

     2. Short-term crisis management

     3. Short- and long-term marketing

     4. Meeting with/selecting qualified companies for joint ventures

     5. Contacting and interviewing qualified:
        Investor Relations Firms
        Accounting Firms
        Legal Counsel

     6. Recruitment/selection of key executives and staff

     7. Identification/selection of board members

     8. Identification of qualified investors

  The Contractor shall devote to the performance of the Service such time and effort as the Consultant deems necessary. This engagement is not exclusive; the Company may engage other consultants to perform any or more Services and the Consultant may provide any Service to other claims.

     2. Compensation and Expenses. For the Services provided by the Consultant, the Company (i) shall compensate the Consultant by delivering to the Consultant, not later than December 15, 2000,
(a) one million (1,000,000) shares of the common stock of the Company ("Common Stock") that is Freely Tradeable (as hereinafter defined) and (b) one million (1,000,000) shares of common stock that is Restricted (as hereinafter defined). "Freely Tradeable" means shares that may be sold at any time by the Consultant free of any contractual or other restriction on transfer and which have been appropriately listed or registered for such sale on all securities markets on any shares of the Common Stock are currently so listed or registered. "Restricted" means shares that the Consultant agrees not to sell or otherwise transfer prior to November 16, 2001, but which shares will on or before such date be appropriately listed or registered for sale on all such securities markets; and (ii) will reimburse the Consultant for reasonable out-of-pocket pre approved expenses incurred in connection with the performance of the Services, provided, however, that Consultant submits receipts or other expense records to the Company in accordance with the Company's general reimbursement policy then in effect.


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     3.  Employee Benefit Plans.  Because Consultant is a
consultant to and not an employee of the Company, Consultant shall not be entitled to participate in any employee benefit plans in effect for employees of the Company.

     4. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Company and its affiliates, successors and assigns and is binding upon and inures to the benefit of Consultant and his successors and assigns; provided that in no event shall Consultant's obligations to perform the Services be delegated or transferred by Consultant without the prior written consent of the Company.

     5. Term. This Agreement shall commence on the date hereof and, unless sooner terminated in accordance with the provisions of
Section 6 hereof, shall expire on the first anniversary of the date hereof.

     6. Termination. Either the Company or Consultant may terminate this Agreement for material breach upon at least thirty
(30) days prior written notice specifying the nature of the breach, if such breach has not been substantially cured within the thirty (30) day period.

     7. Independent Contractor Relationship. Consultant and the Company are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint ventures. Neither party shall have the power or right to bind or obligate the other party, nor shall it hold itself out as having such authority.

     8. Indemnification. Company shall indemnify and hold harmless the Consultant from and against any and all losses, damages, liabilities, reasonable attorney's fees, court costs and expenses resulting or arising from any third-party claims, actions, proceedings, investigations, or litigation relating to or arising from or in connection with this Agreement, or any act or omission by Company.

     9. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) when sent by facsimile transmission, when receipt therefor has been duly received, or (iii) when mailed by United States registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed set forth in the preamble to this Agreement or to such other address as any party may have furnished to the other in any writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     10. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by authorized officers of each party. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party, which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of New York. Any controversy arising under or in relation to this Agreement shall be settled by binding arbitration in New York, New York in accordance with the laws of the State of New York and the rules of the American Arbitration Association.


/13/

     11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     12. Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability, without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reduction it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

  IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Company and Consultant as of the date first written above.

               2dobiz.com

            By: /s/David F. Roth
               -------------------
               Name: David F. Roth
               Title: President


               Consultant

            By: /s/Hugh W. Austin
               --------------------
               Name: Hugh W. Austin



/14/


Exhibit 4.15
                   CONSULTING SERVICES AGREEMENT

     This Consulting Services Agreement (the "Agreement") is made as of March 5, 2001, by and between Glen E. Greenfelder, Jr., an individual, and 2DOBIZ.COM, a Nevada corporation.

     Greenfelder has expertise and experience in corporate governance, and 2DOBZ.COM is engaged in the operation of a web-based company in Vancouver, British Columbia V6B2T4. 2DOBZ.COM, Inc. desires to obtain the benefit of Greenfelder's knowledge, expertise and experience in connection with establishing appropriate programs for 2DOBIZ.COM, Inc. Greenfelder is willing to render certain consulting and management services to 2DOBIZ.COM, Inc. on the terms, and subject to the conditions, set forth in this Agreement.

     In consideration of the premises and the mutual agreements set forth in this Agreement, the parties agree as follows:

     1.   CONSULTING SERVICES.  During the term of this Agreement,
       Which shall be from March 5, 2001 through June 1, 2001,
       Greenfelder shall consult with and advice 2DOBIZ.COM in connection with any and all matters relating to 2DOBIZ.COM, Inc, as 2DOBIZ.COM may reasonably request. Without limiting the scope of the foregoing, Greenfelder's services shall include:

     (a)To the extent practicable such services shall be furnished only at such time and places as are mutually satisfactory to the Company and Consultant; and

     (b)Consultant shall not be called upon to devote more than forty-eight (48) hours in performing such services and shall not be required to perform any services hereunder while Consultant is on vacation or suffering from an illness.


Greenfelder shall report to 2DOBIZ's president, but may receive assignments from such other officers and agents of 2DOBIZ's as 2DOBIZ's president shall designate.


     2DOBIZ acknowledges that Greenfelder may currently be providing services to other entities similar to the services being provided pursuant to this Agreement and may, as a part of this normal business, perform services and functions similar to such services for other parties in the future, and that Greenfelder may utilize such facilities, equipment and personnel to perform such services and functions for such other parties as he uses to perform such services for 2DOBIZ. Greenfelder's performance of the services described in this Agreement is not intended to be a full time endeavor.

     2.   SUPPORT.   During the term of this Agreement, 2DOBIZ.COM
       shall make available to Greenfelder, in connection with his performance of consulting services under this Agreement, reasonable access to 2DOBIZ.COM's business records and other management staff.


/15/

     3. CONSULTING FEE; EXPENSES. Greenfelder's fee for the consulting services rendered pursuant to this Agreement shall be 15,000 shares of free trading stock in 2DOBIZ.COM Inc. These shares shall be deliverable on or before June 1, 2001.

        All reasonable travel expenses incurred by Greenfelder during the term of this Agreement in connection with his performance of consulting services under this Agreement (including, without limitation, transportation, lodging and meals, shall be paid by 2DOBIZ promptly upon Greenfelder' presentation of documentation of such expenses, pre-approved, to 2DOBIZ.

        As an independent contractor, Greenfelder shall not participate in, nor be eligible under, any of 2DOBIZ.COM
        Inc's employee benefit plans.

     4. RELATIONSHIP OF PARTIES. Greenfelder is and shall be deemed to be an independent contractor (and not an employee of 2DOBIZ) with respect to the services rendered by him under this Agreement. 2DOBIZ shall not, and shall not have the right to, supervise or control the manner in which Greenfelder performs his duties under this Agreement nor will it require his compliance with detailed orders or instructions. No formal schedule of duties is contemplated by this Agreement and Greenfelder will have no established office hours. Greenfelder may determine the reasonable time and place of the performance of his services; provided, Greenfelder will be expected to meet with 2DOBIZ management at mutually convenient scheduled times on an as needed basis by mutual agreement of the parties. No agency relationship is created by this Agreement, and neither party shall have the right by reason of this Agreement to act for or bind the other party in any manner, except as expressly provided for in his Agreement.

     5.   CONFIDENTIALITY.  Greenfelder acknowledges and agrees that
       (a) the protection of Confidential Customer or Supplier Information is essential to the integrity of 2DOBIZ's business relationships with its customers and suppliers; and (b) Greenfelder' disclosure or improper and unauthorized use of Confidential Information, or Confidential Customer or Supplier Information, would harm 2DOBIZ and its relationships with its customers, suppliers and others. Accordingly, as a further inducement to 2DOBIZ to enter into, and perform its obligations under, this Agreement, Greenfelder shall maintain the confidentiality of Confidential Information and Confidential Customer or Supplier Information and shall not, without 2DOBIZ's prior written consent, directly or indirectly use, disclose or disseminate to any other person or entity, or otherwise employ, for personal benefit or otherwise, any Confidential Information or Confidential Customer or Supplier Information.

INWITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

               By  /s/ Glen Greenfelder
                 ----------------------
                 A Glen Greenfelder

               2DOBIZ.COM, INC.
               A Nevada Corporation

               By  /s/ David Roth
                 ---------------------
                 David Roth, President


/16/


Exhibit 5.3

                Thomas C. Cook and Associates, Ltd.
                  Attorneys and Counselors at Law
                 4955 S. Durango Drive, Suite 214
                      Las Vegas, Nevada 89113

Thomas C. Cook, Esq.                      Telephone (702) 952-8519
Admitted to practice in                  Facsimile  (702) 952-8521
Nevada and California                      tcook@esquireonline.com

                                                      May 31, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  2dobiz.com, Inc.
     Registration Statement on Form S-8

Gentlemen:

     We have been requested by 2dobiz.com, Inc., a Nevada corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 1,565,000 Shares (the "Shares") of the Company's common stock, par value $0.001 per Share offered on behalf of the Company in connection with (i) the Company's Consultant Agreements between 2dobiz.com, Inc. and Robert Walker, Tammy Michaels, Gary Kovacs, Hugh Austin and Glen Greenfelder, Jr. In connection with this opinion, we have examined the Registration Statement, Annual Report, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

     We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of Nevada.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.

                                   Sincerely,

                                   /s/ Thomas C. Cook
                                   --------------------
                                   Thomas C. Cook, Esq.


/17/


Exhibit 23.4

             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated May 10, 2001 included in and incorporated by reference in 2dobiz.com, Inc.'s Annual Report on Form 10-KSB, for the fiscal year ended December 31, 2000 dated May 14, 2001 and to all references to our firm included in or made a part of this Registration Statement.

/s/ Meeks, Dorman & Company, P.A.
---------------------------------
Meeks, Dorman & Company, P.A.
Longwood, Florida
June 4, 2001


/18/